Joint Filer Information

Title of Security:         Equity Trust Securities

Issuer & Ticker Symbol:    Equity Securities Trust II (RET)

Designated Filer:          Amaranth LLC

Other Joint Filers:        Amaranth Advisors L.L.C.
                           Nicholas M. Maounis

Addresses:                 The principal business office address for each of the
                           reporting persons is One American Lane, Greenwich,
                           Connecticut 06831.

Signatures:




                          AMARANTH ADVISORS L.L.C.


                          By: /s/ Nicholas M. Maounis
                              ----------------------------------
                                  Nicholas M. Maounis, President


                          /s/ Nicholas M. Maounis
                          -----------------------
                              Nicholas M. Maounis